Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, C. Adam Procell, the Chief Executive Officer of Lime Energy Co., certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.              The Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lime Energy Co. and its subsidiaries for the periods presented therein.

/s/ C. Adam Procell
C. Adam Procell
President and Chief Executive Officer
August 15, 2016